RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2001-QS6 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-QS6


             $ 286              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                          Supplement dated May 25, 2001
                                       to
                    Prospectus Supplement dated May 24, 2001
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 24, 2001.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               6     $    512,375        4.79%     $ 85,396        78.71%
500 - 519 ................................               3          133,023        1.24        44,341        85.81
520 - 539 ................................               7          531,310        4.97        75,901        79.89
540 - 559 ................................               5          510,816        4.78       102,163        67.49
560 - 579 ................................               4          343,551        3.21        85,888        83.77
600 - 619 ................................               7          546,722        5.11        78,103        77.32
620 - 639 ................................               9          673,675        6.30        74,853        75.36
640 - 659 ................................               3          207,530        1.94        69,177        68.14
660 - 679 ................................              10          662,744        6.20        66,274        75.36
680 - 699 ................................              14          925,271        8.66        66,091        77.82
700 - 719 ................................              14        1,243,535       11.63        88,824        73.62
720 - 739 ................................              16          933,349        8.73        58,334        71.58
740 - 759 ................................              14        1,166,405       10.91        83,315        72.25
760 - 779 ................................              14        1,223,722       11.45        87,409        66.50
780 - 799 ................................               7          564,298        5.28        80,614        55.99
800 or greater ...........................               6          510,938        4.78        85,156        68.97
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901        72.73%
                                                       ===     ============      ======



         The minimum and maximum credit scores of the Mortgage Loans were 432 and 822, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 680.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................              90     $  7,632,106       71.40%     $ 84,801           670       70.14%
Second/Vacation ..........................               3          163,400        1.53        54,467           775       70.56
Non Owner-occupied .......................              46        2,893,759       27.07        62,908           699       79.68
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS



                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              52     $  3,738,370       34.97%     $ 71,892           688       76.58%
Rate/Term Refinance ......................              29        2,299,263       21.51        79,285           678       72.14
Equity Refinance .........................              58        4,651,631       43.52        80,201           673       69.92
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................              90     $  7,165,871       67.04%     $ 79,621           683       72.84%
Planned Unit Developments (detached) .....              15        1,587,092       14.85       105,806           651       64.67
Two-to-four family units .................              21        1,341,296       12.55        63,871           674       77.23
Condo Low-Rise (less than 5 stories) .....               7          239,305        2.24        34,186           705       83.66
Townhouse ................................               2          166,668        1.56        83,334           762       88.22
Planned Unit Developments (attached) .....               2          102,703        0.96        51,351           764       77.35
Manufactured Home ........................               1           44,752        0.42        44,752           569       89.00
Condo High-Rise (9 stories or more) ......               1           41,577        0.39        41,577           763       63.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======




                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alabama ..................................               3     $    173,335        1.62%     $ 57,778           686       81.87%
Arizona ..................................               2          101,265        0.95        50,633           713       87.07
California ...............................               9        1,179,100       11.03       131,011           757       77.02
Colorado .................................               2          283,288        2.65       141,644           671       77.61
Florida ..................................              17        1,092,528       10.22        64,266           683       77.64
Georgia ..................................               6          388,983        3.64        64,830           639       79.22
Hawaii ...................................               1           41,577        0.39        41,577           763       63.00
Iowa .....................................               1           35,990        0.34        35,990           537       58.00
Idaho ....................................               1           51,659        0.48        51,659           730       64.00
Illinois .................................               4          262,235        2.45        65,559           659       79.10
Kentucky .................................               2          148,397        1.39        74,198           626       80.00
Louisiana ................................               2           90,485        0.85        45,242           788       55.49
Massachusetts ............................               2          300,833        2.81       150,417           639       83.77
Maryland .................................               4          179,928        1.68        44,982           577       81.00
Maine ....................................               1           65,909        0.62        65,909           633       85.00
Michigan .................................               1           46,397        0.43        46,397           526       80.00
Missouri .................................               1           78,422        0.73        78,422           782       78.00
Mississippi ..............................               1           44,890        0.42        44,890           682       84.00
North Carolina ...........................               2          200,071        1.87       100,036           719       49.99
New Hampshire ............................               1           43,881        0.41        43,881           518       80.00
New Jersey ...............................               7          497,670        4.66        71,096           700       48.36
New Mexico ...............................               1           32,188        0.30        32,188           721       56.00
New York .................................              12        1,245,986       11.66       103,832           723       64.89
Ohio .....................................               2          116,486        1.09        58,243           668       89.30
Oklahoma .................................               7          273,115        2.56        39,016           625       78.40
Pennsylvania .............................               5          263,885        2.47        52,777           712       72.02
Rhode Island .............................               2           47,225        0.44        23,613           719       61.19
South Carolina ...........................               3          244,248        2.28        81,416           654       78.87
Tennessee ................................               6          666,613        6.24       111,102           650       81.50
Texas ....................................              27        2,237,221       20.93        82,860           638       71.32
Utah .....................................               2          147,235        1.38        73,618           686       43.90
Virginia .................................               1           29,900        0.28        29,900           762       90.00
Washington ...............................               1           78,319        0.73        78,319           803       65.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======

----------
No more than 2.8% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in California and no more than 2.5% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside California.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................              60     $  4,509,310       42.19%     $ 75,155           669       79.09%
Reduced Documentation ....................              79        6,179,954       57.81        78,227           687       68.09
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======


         No more than 8.0% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         None of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.750 - 6.874 ............................               1     $     62,180        0.58%     $ 62,180           771       85.00%
6.875 - 6.999 ............................               5          714,885        6.69       142,977           737       61.41
7.000 - 7.124 ............................               5          714,002        6.68       142,800           735       55.52
7.125 - 7.249 ............................               6          363,067        3.40        60,511           686       70.44
7.250 - 7.374 ............................               4          275,657        2.58        68,914           533       79.56
7.375 - 7.499 ............................               8          947,545        8.86       118,443           607       73.25
7.500 - 7.624 ............................              12          926,405        8.67        77,200           697       72.00
7.625 - 7.749 ............................               9          818,353        7.66        90,928           674       69.53
7.750 - 7.874 ............................              11          875,171        8.19        79,561           729       76.73
7.875 - 7.999 ............................              12          808,353        7.56        67,363           667       74.75
8.000 - 8.124 ............................               6          338,445        3.17        56,408           641       78.69
8.125 - 8.249 ............................               8          541,044        5.06        67,631           753       71.71
8.250 - 8.374 ............................              13          994,150        9.30        76,473           669       74.89
8.375 - 8.499 ............................               4          223,820        2.09        55,955           601       76.35
8.500 - 8.624 ............................              13          645,730        6.04        49,672           687       72.98
8.625 - 8.749 ............................               6          487,368        4.56        81,228           708       72.97
8.750 - 8.874 ............................               5          359,528        3.36        71,906           570       86.67
8.875 - 8.999 ............................               6          310,215        2.90        51,702           643       81.70
9.000 - 9.124 ............................               1           73,955        0.69        73,955           757       80.00
9.250 - 9.374 ............................               3          189,495        1.77        63,165           703       87.76
9.750 - 9.874 ............................               1           19,896        0.19        19,896           663       90.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 7.8261% per annum.




                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.470 ....................................               1     $     62,180        0.58%     $ 62,18            771       85.00%
                                                         -     ------------        ----      -------            ---       -----
Total, Average or Weighted Average .......               1     $     62,180        0.58%     $ 62,18            771       85.00%
                                                         =     ============        ====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.461538462%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................              91     $  4,420,779       41.36%     $ 48,580           681       72.50%
100,001 to 200,000 .......................              35        3,695,517       34.57       105,586           659       76.98
200,001 to 300,000 .......................              10        1,732,044       16.20       173,204           669       67.16
300,001 to 400,000 .......................               3          840,925        7.87       280,308           782       66.71
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680       72.73%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              17     $  1,385,393       12.96%     $ 81,494           718
50.01 - 55.00 ............................               5          603,387        5.64       120,677           730
55.01 to 60.00 ...........................               5          222,590        2.08        44,518           632
60.01 to 65.00 ...........................               9          592,696        5.54        65,855           758
65.01 to 70.00 ...........................              11          711,041        6.65        64,640           699
70.01 to 75.00 ...........................               9          806,961        7.55        89,662           618
75.01 to 80.00 ...........................              44        3,660,943       34.25        83,203           665
80.01 to 85.00 ...........................              10          980,453        9.17        98,045           688
85.01 to 90.00 ...........................              21        1,340,551       12.54        63,836           672
90.01 to 95.00 ...........................               8          385,250        3.60        48,156           612
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             139     $ 10,689,264      100.00%     $ 76,901           680
                                                       ===     ============      ======      ========           ===

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 72.73%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--General" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         88        77          71           66
March 2007.......................................   87         77        59          50           43
March 2008.......................................   80         66        44          35           27
March 2009.......................................   72         57        33          24           17
March 2010.......................................   64         47        24          16           11
March 2011.......................................   56         38        17          11            7
March 2012.......................................   46         30        12           7            4
March 2013.......................................   36         22         7           4            2
March 2014.......................................   26         15         4           2            1
March 2015.......................................   14          8         2           1            *
March 2016.......................................    2          1         *           *            *
March 2017.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    6.30       5.01      3.29        2.72         2.27

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTION INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $    62,179.50        $10,627,084.95
Weighted average mortgage rate .................         6.7500000000%         7.8324000000%
Weighted average servicing fee rate.............         0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                  180                   180
Weighted average remaining term
to maturity (months) ...........................                  134                   121

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$220..........................        4.393%           5.663%          9.000%          11.082%          13.449%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTION INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033

Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963

Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139

Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430

Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         It is expected that, as of the distribution date in April 2005, the aggregate principal balance of the mortgage loans will be equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. At such time, the master servicer may opt to exercise its right to purchase the remaining mortgage loans or the outstanding certificates as described under the section entitled "Pooling and Servicing Agreement". However, there is no assurance that such purchase will occur.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                     APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

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Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS6(POOL # 4505) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4505
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110GKB6    63,182,000.00   7,920,682.04     6.500000  %    620,199.62
NB      76110GKC4    42,084,000.00           0.00     6.500000  %          0.00
A-P     76110GKD2       105,075.88         288.41     0.000000  %          1.43
A-V     76110GKE0             0.00           0.00     0.994318  %          0.00
R       76110GKF7           100.00           0.00     6.500000  %          0.00
M-1     76110GKG5     2,907,200.00   2,034,990.83     6.500000  %     63,594.45
M-2     76110GKH3       438,500.00     306,942.58     6.500000  %      9,592.10
M-3     76110GKJ9       383,800.00     268,653.52     6.500000  %      8,395.55
B-1     76110GKK6       219,300.00     153,506.29     6.500000  %      4,797.15
B-2     76110GKL4       109,700.00      76,788.15     6.500000  %      2,399.67
B-3     76110GKM2       219,377.53      67,083.69     6.500000  %      2,096.40

-------------------------------------------------------------------------------
                  109,649,053.41    10,828,935.51                    711,076.37
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB         42,903.69    663,103.31            0.00       0.00      7,300,482.42
NB              0.00          0.00            0.00       0.00              0.00
A-P             0.00          1.43            0.00       0.00            286.98
A-V         8,972.84      8,972.84            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        11,022.87     74,617.32            0.00       0.00      1,971,396.38
M-2         1,662.61     11,254.71            0.00       0.00        297,350.48
M-3         1,455.21      9,850.76            0.00       0.00        260,257.97
B-1           831.49      5,628.64            0.00       0.00        148,709.14
B-2           415.94      2,815.61            0.00       0.00         74,388.48
B-3           363.37      2,459.77            0.00       0.00         53,827.98

-------------------------------------------------------------------------------
           67,628.02    778,704.39            0.00       0.00     10,106,699.83
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      125.362952    9.816081     0.679049    10.495130   0.000000  115.546871
NB        0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P       2.744800    0.013609     0.000000     0.013609   0.000000    2.731191
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     699.983085   21.874807     3.791576    25.666383   0.000000  678.108278
M-2     699.983069   21.874800     3.791585    25.666385   0.000000  678.108268
M-3     699.983114   21.874805     3.791584    25.666389   0.000000  678.108310
B-1     699.983097   21.874829     3.791564    25.666393   0.000000  678.108268
B-2     699.983165   21.874840     3.791613    25.666453   0.000000  678.108324
B-3     305.791811    9.556152     1.656372    11.212524   0.000000  245.367473

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS6 (POOL #  4505)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4505
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,161.27
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       689.68

SUBSERVICER ADVANCES THIS MONTH                                       10,784.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     9     660,650.79

 (B)  TWO MONTHLY PAYMENTS:                                    2      79,260.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        254,790.81

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      10,106,699.84

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          134

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      213,692.24

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         73.14562910 %    24.10815400 %    2.74614370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.23613880 %    25.02305273 %    2.74009790 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                               71,327.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     614,929.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.80397100
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              126.01

POOL TRADING FACTOR:                                                 9.21731609


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS6 (POOL #  4505)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4505
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        1,985.19
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       633.33

SUBSERVICER ADVANCES THIS MONTH                                       10,784.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     9     660,650.79

 (B)  TWO MONTHLY PAYMENTS:                                    2      79,260.88

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        254,790.81

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                       9,265,775.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          131

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      213,692.24

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         79.33817500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            78.79220400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                               71,327.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     614,929.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.81429215
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              125.90

POOL TRADING FACTOR:                                                14.08155098


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               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS6 (POOL #  4505)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4505
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                          176.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                        56.35

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                         840,924.57

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                            3

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                            0.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION          0.00000000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION             0.00000000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                               71,327.00
      SPECIAL HAZARD AMOUNT AVAILABLE                     614,929.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.69024424
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              127.20

POOL TRADING FACTOR:                                                 1.91780695